Exhibit 99.2

Acasti Pharma Announces Successful Completion of its Merger with Grace Therapeutics, Inc.,
Voting Results of its Annual and Special Meeting of Shareholders and Reverse Stock Split

LAVAL, Québec, Aug. 26, 2021 (GLOBE NEWSWIRE) -- Acasti Pharma Inc. (“Acasti”) (NASDAQ: ACST–TSX-V: ACST), announced today the completion of its previously disclosed acquisition of Grace Therapeutics, Inc. (“Grace”) via merger. The successful completion of the merger positions Acasti to build a premier, late-stage specialty pharma company focused on rare diseases. Based on management’s current forecasts, Acasti expects to have enough cash on its balance sheet following the merger to provide at least two years of operating runway. The combined companies will be led by Jan D’Alvise as President and Chief Executive Officer, under the oversight of Acasti’s newly elected Board of Directors, comprised of four re-elected directors of Acasti and two Grace nominees newly elected as directors (with a third Grace nominee expected to be nominated prior to the next annual meeting of shareholders). All Grace employees will transition to Acasti and they will continue to maintain a research and development laboratory and commercial presence in North Brunswick, New Jersey.

Jan D’Alvise, Acasti’s Chief Executive Officer stated, “I’d like thank our shareholders for your strong vote of confidence in supporting this transaction, as well as the Acasti and Grace boards and management teams who worked tirelessly to make this transaction possible. We believe the Grace acquisition will be truly transformative, creating new and exciting opportunities for us in sizable markets with substantial unmet medical needs. With the transaction now complete, we look forward to aggressively executing on our mission of building a premier, late-stage specialty pharma company with a large portfolio of drug candidates focused on rare diseases. As previously discussed, Grace’s technologies enable us to customize the formulation of marketed drugs in new ways that have the potential to address significant unmet medical needs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery – all of which can help to increase compliance and improve patient outcomes. We are extremely encouraged by the outlook for the business and look forward to providing regular updates as we execute on our strategy.”

In connection with the transaction, Grace was merged with a new wholly owned subsidiary of Acasti and became a subsidiary of Acasti. As a result, Acasti acquired Grace’s entire therapeutic pipeline consisting of three unique clinical stage and multiple pre-clinical stage assets supported by an intellectual property portfolio consisting of more than 40 granted and pending patents in various jurisdictions worldwide. Grace’s product candidates aim to improve clinical outcomes by applying proprietary formulation and drug delivery technologies to existing pharmaceutical compounds to achieve improvements over the current standard of care or provide treatment for diseases with no currently approved therapy. Grace’s three lead programs have all received Orphan Drug Designation1 from the U.S. Food & Drug Administration (“FDA”), which could provide up to seven years of marketing exclusivity in the United States upon the FDA’s approval of a New Drug Application, provided that certain conditions are met.

After giving effect to the adjustments provided in the merger agreement based on each company’s capitalization and net cash balances, as described in more detail in the Circular, a total of 145,929,867 common shares of Acasti have been issued to Grace stockholders as consideration for the acquisition, bringing the total number of Acasti common shares issued and outstanding to 354,305,416 (pre-reverse stock split referenced below). As a result, Acasti securityholders prior to the transaction own after closing approximately 59% of the combined company’s common shares, and former Grace securityholders own approximately 41%.

In connection with the merger, Grace stockholders representing substantially all of the outstanding shares of Grace entered into voting and lock-up agreements with Acasti pursuant to which they have agreed, amongst other things, to be subject to lock-up provisions for a period of 12 months after the closing of the merger (subject to certain exceptions) and support the election of Acasti’s board nominees through to the 2023 annual general meeting of shareholders.

Oppenheimer & Co. acted as Acasti’s financial advisor for the merger and Osler, Hoskin & Harcourt, LLP served as its legal counsel. William Blair & Company, LLC acted as financial advisor to Grace, and Reed Smith, LLP served as its legal counsel.

The merger is an arm’s length transaction in accordance with the policies of the TSX Venture Exchange (the “TSXV”).

Voting Results of Annual General and Special Meeting of Shareholders

For further information on the voting results of the resolution passed during the annual general and special meeting of shareholders (the “AGSM”), please refer to details of voting results available on Acasti’s Current Report Form 8-K dated today available on EDGAR at www.sec.gov or the Report of Voting Results available on SEDAR at www.sedar.com.

Issuance of Acasti Shares pursuant to the Merger

At the AGSM, shareholders approved the issuance of Acasti shares as consideration to Grace securityholders pursuant to the merger.

Election of Directors

At the AGSM, each of the four director nominees proposed in Acasti’s proxy statement/prospectus dated July 15, 2021 (the “Circular”), being Roderick N. Carter, Jan D’Alvise, Jean Marie (John) Canan, Donald Olds was elected at the AGSM to serve for a term that expires at the 2022 annual meeting of Acasti shareholders or until their successors are duly elected or appointed, unless such office is earlier vacated in accordance with Acasti’s by-laws.

At the AGSM, shareholders also elected each of William A. Haseltine and Vimal Kavuru, conditional upon the now completed closing of the merger, as a director to serve for a term that expires at the 2022 annual meeting of Acasti shareholders, or until his successor is elected and qualified or until his earlier resignation or removal, as provided in the merger agreement.

Acasti’s Board of Directors is now composed of Roderick N. Carter, Jean Marie (John) Canan, Jan D’Alvise, William A. Haseltine, Vimal Kavuru, and Donald Olds.

Appointment of Auditors

At the AGSM, KPMG LLP were appointed as Acasti’s auditors for the ensuing fiscal year and the directors were authorized to fix their remuneration.

Advisory Vote on the Compensation of Named Executive Officers

At the AGSM, shareholders passed an advisory (non-binding) resolution approving the compensation of Acasti’s named executive officers.

Amendments to Acasti’s Stock Option Plan and Equity Incentive Plan

At the AGSM, disinterested shareholders approved amendments to Acasti’s stock option plan and equity incentive plan, as more particularly described in the Circular.

Advisory Vote to effect a reverse stock split of Acasti common shares

At the AGSM, shareholders passed an advisory (non-binding) resolution to amend the articles of incorporation of Acasti to effect a reverse stock split of Acasti common shares in conjunction with the closing of the Grace transaction to help regain compliance with NASDAQ’s minimum bid price rule, within a range of 6-1 to 8-1 with such specific ratio to be approved by the Acasti board, as more particularly described in the Circular.

Reverse Stock Split

In connection with the merger and in furtherance to the advisory resolution passed by shareholders approving the reverse split, Acasti confirms that a reverse split of its common stock at an 8-1 ratio will be implemented to help regain compliance with NASDAQ minimum bid price rule, as described in more detail in the Circular, and is expected to be made effective on NASDAQ and the TSXV at the start of trading on August 31st.

About Acasti

Acasti is a late-stage specialty pharma company with drug delivery capability and technologies addressing rare and orphan diseases. Acasti’s novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery—all which could help to increase treatment compliance and improve patient outcomes.

Acasti’s three lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provide the assets with seven years of marketing exclusivity post-launch in the United States and protection by over 40 granted and pending patents. The lead assets target underserved orphan diseases: (i) GTX-104, an intravenous infusion targeting Subarachnoid Hemorrhage (SAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull; (ii) GTX-102, an oral mucosal spray targeting Ataxia-telangiectasia (A-T), a progressive, neurodegenerative genetic disease that primarily impacts children causing severe disability, for which no treatment currently exists; and (iii) GTX-101, a topical spray, targeting Postherpetic Neuralgia (PHN), a persistent and often debilitating neuropathic pain caused by nerve damage from the varicella zoster virus (shingles), which may persist for months and even years. For more information, please visit: https://www.acastipharma.com/en.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labelled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “potential,” “should,” “may,” “will,” “plans,” “continue”, “targeted” or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

These forward-looking statements are based upon Acasti’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (ii) the success and timing of regulatory submissions and pre-clinical and clinical trials; (iii) regulatory requirements or developments; (iv) changes to clinical trial designs and regulatory pathways; (v) Acasti’s projected cash position and operating runway; (vi) legislative, regulatory, political and economic developments, and (vii) the effects of COVID-19 on clinical programs and business operations. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in documents that have been and may be filed by Acasti from time to time with the SEC, including Circular. All forward-looking statements contained in this press release speak only as of the date on which they were made. Acasti undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Neither NASDAQ, the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Acasti Contact:
Jan D’Alvise
Chief Executive Officer
Tel: 450-686-4555
Email: info@acastipharma.com
www.acastipharma.com

U.S. Contact:
Crescendo Communications, LLC
Tel : 212-671-1020
Email : ACST@crescendo-ir.com

1 The Orphan Drug Designation program provides orphan status to drugs and biologics which are defined as those intended for the treatment, prevention or diagnosis of a rare disease or condition, which is one that affects less than 200,000 persons in the United States or meets cost recovery provisions of the Orphan Drug Act. The status helps incentivize the development of therapies to treat unmet medical needs by providing a company with seven years of exclusivity rights once a drug reaches market.